Exhibit 10.18

                           Incentive Stock Option Plan
                            (Amended as of May 1995)

                              Morgan Products Ltd.



Contents
_________________________________________________________________

                                                             Page

Section 1.    Definitions
Section 2.    Purposes
Section 3.    Shares Reserved for the Plan
Section 4.    Administration of the Plan
Section 5.    Eligibility
Section 6.    Option Agreements
Section 7.    Option Price
Section 8.    Terms of Options
Section 9.    Termination of Options
Section 10.   Annual Limitation
Section 11.   Exercise of Options
Section 12.   Payment
Section 13.   Nontransferability
Section 14.   Purchase for Investment: Compliance with Securities Laws
Section 15.   Adjustment of Shares
Section 16.   Registration or Qualification of Shares
Section 17.   Withholding Tax
Section 18.   Suspension, Amendment, or Termination of Plan
Section 19.   Effective Date and Duration of Plan
Section 20.   Nonqualified Options
Section 21.   Successors
Section 22.   Governing Law



Incentive Stock Option Plan
(Amended as of May 1995)
Morgan Products Ltd.

Section 1. Definitions

     As used herein, the following words and phrases shall have the following meanings:

     (a) Board: The Board of Directors of the Company.

     (b) Change of Control shall mean the occurrence of any one or more of the following:

         (i)   Any transaction or series of transactions which, within a twelve
               (12) month period, constitute a change of management or control, which shall be deemed to have occurred whenever;

               (1) At least thirty-five percent (35%) of the then outstanding shares of Common Stock of the Company are (for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof redeemed by the Company or purchased by any person(s), firm(s) or entity(ies), or exchanged for shares in any other corporation whether or not affiliated with the Company, or any combination of such redemption, purchase or exchange, or

               (2) At least fifty-one percent (51%) of the Company's assets are acquired by any person(s), firm(s) or entity(ies) whether or not affiliated with the Company for cash, property (including without limitation, stock in any corporation) or indebtedness or any combination thereof, or

               (3) During any period of two (2) consecutive years (not including any period prior to the effective date of this Plan, individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof, or

               (4) The Company is merged or consolidated with another corporation regardless of whether the Company is the survivor.

         (ii) Any substantial equivalent of any such redemption,, purchase, exchange, transaction or series of transactions, acquisition, merger or consolidation, which the Board of Directors reasonably determines constitutes such a change of management or control.

         For purposes of the foregoing definition the term "control" shall have the meaning ascribed thereto under the Securities Exchange Act of 1934, as amended, and the regulations thereunder, the term "management" shall mean both the Chief Executive Officer and the Chief Operating Officer of the Company, and the "effective date of this Plan" shall be deemed to be the date shareholders approve this Plan at the 1995 annual shareholders meeting.

     (c) Code: The Internal Revenue Code of 1986, as amended.

     (d) Committee: The Morgan Products Ltd. Compensation Committee, which shall be appointed by the Chairman of the Board of the Company and shall be composed of not fewer than two (2) Directors who meet the "disinterested administration" rules of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     (e) Common Stock: The Common Stock of the Company.

     (f) Company means Morgan Products Ltd., a Delaware corporation (including any and all subsidiaries), or any successor thereto.

     (g) Employee: Any employee of the Company.

     (h) Incentive Stock Option: A stock option meeting the requirements of
         Section 422 of the Code.

     (i) Option: The right and privilege granted pursuant to this Plan to acquire Common Stock pursuant to the terms of an Option Agreement.

     (j) Option Agreement: The agreement by which the Company grants an Option to an Employee and which identifies the specific terms and conditions of that Option.

     (k) Optionee: An Employee holding an Option.

     (l) Plan: The Morgan Products Ltd. Incentive Stock Option Plan, as herein set forth.

Section 2. Purposes

     The purposes of the Plan are:

     (a) To encourage the sense of proprietorship on the part of the Employees who will be largely responsible for the continued growth of the Company;

     (b) To furnish the Employees with further incentive to develop and promote the business and financial success of the Company;

     (c) To induce the Employees to continue in the service of the Company, by providing a means by which such Employees may be given an opportunity to purchase Common Stock;

     (d) To give the Employees an opportunity to share in the growth of the Company; and

     (e) To obtain for the Employees, in the case of Incentive Stock Options granted hereunder, the favorable tax treatment accorded Incentive Stock Options.

Section 3. Shares Reserved for the Plan

     Subject to adjustment as provided in Section 15 herein, there is hereby reserved for issuance to Employees under the Plan an additional one hundred fifty thousand (150,000) shares of Common Stock (in addition to the seven hundred fifty thousand (750,000) shares originally authorized in 1985, one hundred three thousand two hundred (103,200) of which have been exercised since
1985). Such shares available for grants of Options shall be increased by the number of shares available under this Section 3 which are covered by Options which have lapsed, expired, terminated, or been canceled. In addition, any shares originally reserved for issuance under this Plan in 1985 (including the 1990 amendment to the Plan) (the 'Original Authorized Shares") in excess of the number of shares granted under Option hereunder prior to the effective date of this Plan (i.e., the date of the 1995 annual shareholders meeting) plus any such shares in connection with Options granted under the Original Authorized Shares which lapse, expire, terminate, or are canceled, shall also be reserved and available for issuance or reissuance under this Section 3. Any outstanding Options covering Original Authorized Shares shall continue to remain outstanding in accordance with the terms hereof. If any Option granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Option again shall be available for the grant of an Option Award under the Plan.

Section 4. Administration of the Plan

     (a) The Plan shall be administered by the Committee. In administering the Plan, the Committee will be subject to the provisions of the By-Laws of the Company generally applicable to the operation of committees of the Board.

     (b) Subject to the express provisions of the Plan, the Committee shall have full power and authority, in its discretion, to determine initially and from time to time those Employees to whom Options are to be granted and, subject to the limitations imposed by Section 18 hereof, the times when such Options shall be granted, the terms and conditions of each Option (including whether such Option shall be an Incentive Stock Option or a nonqualified stock option), and the number and purchase price of shares to be covered by each Option.

     (c) Subject to the express provisions of the Plan, the Committee shall also have the power and authority to construe and interpret the Plan and the Option Agreements entered into thereunder and to make all other determinations necessary or advisable for administering the Plan. The determination of the Committee on all matters referred to in this section shall be final and conclusive.

Section 5. Eligibility

     Options may be granted to any Employee who is selected in accordance with the provisions of this Plan by the Committee; provided, however, that no Option may be granted to an Employee if the sum of the number of shares of Common Stock subject to the Option plus the number of shares owned, directly or indirectly, within the meaning of Section 318(a) of the Code, by the Employee as of the date the Option is granted exceeds three percent (3%) of the issued and outstanding Common Stock as of said date.

Section 6. Option Agreements

     As a condition to the granting of an Option pursuant to this Plan, the Committee will require each Optionee to execute a written Option Agreement. The Option Agreement shall specify terms and conditions not inconsistent with this Plan under which the Option is granted.

Section 7. Option Price

     The per share purchase price of the Common Stock under each Option shall be stated in the Option Agreement and, in all cases, shall be at least equal to the fair market value of one (1) share of Common Stock on the date of grant of such Option, as determined by the Committee.

Section 8. Terms of Options

     Notwithstanding any other provision of this Plan, no Incentive Stock Option granted hereunder shall be exercisable more than ten (10) years from the date of grant of such Option, and no other Option granted hereunder shall be exercisable more than ten (10) years and one (1) day from the date of grant of the Option.

Section 9. Termination of Options

     Each Optionee's Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's employment with the Company and its subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Option Agreement entered into with Optionees, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

Section 10.  Annual Limitation

     Notwithstanding any other provision of this Plan, the aggregate fair market value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Employee in any one (1) calendar year (under all incentive stock option plans of the Company and its parent and any subsidiaries, including this Plan) shall not exceed one hundred thousand dollars ($100,000). Subject to the preceding sentence, the Committee shall have discretion in determining the number of shares of Common Stock subject to Options granted to each Optionee; provided, however, that the maximum number of shares subject to Options which may be granted under this Plan to any single Employee during any calendar year is seventy-five thousand (75,000).

Section 11. Exercise of Options

     (a) Subject to the terms and conditions of the Plan and of the Option Agreements entered into hereunder, Options may be exercised only by:

         (i) Delivery of notice of exercise to the Company at its principal office, attention of the Secretary, together with

         (ii)  Payment for the shares of Common Stock being so acquired.

     (b) Except as otherwise provided in Section 9 hereof, each Option granted hereunder shall be exercisable during the term thereof in accordance with such terms and conditions as the Committee shall, in its sole discretion, impose; provided, however, that no such term or condition shall be inconsistent with any express provision of the Plan.

     (c) On the exercise of and payment for an Option, a certificate or certificates evidencing the shares of Common Stock as to which the Option is exercised shall be delivered to the Optionee.

     (d) An Option may be exercised during the Optionee's lifetime only by the Optionee. In the event of the death of an Optionee, the Option or Options theretofore granted to him may be exercised by the estate of the Optionee or by a person who is the Optionee's spouse or surviving child and who acquired the rights under the Option or Options by bequest or inheritance; provided, however, that such exercise may be made only to the extent of the Optionee's right to exercise the Option or Options at the time of his death.

     (e) Notwithstanding the provisions of Section 11(b) hereof, in the event of a Change of Control during the term of one (1) or more Options, each such Option granted on or after February 14, 1990 and outstanding as of the effective time of such Change of Control shall, effective as of the effective time of such Change of Control, become exercisable with respect to all unexercised shares thereunder for the remainder of its term; provided, however, in the event the Optionee's employment with the Company (or any successor company) is terminated after a Change of Control, such Option granted on or after February 14, 1990 shall remain exercisable for a period equal to the lesser of (i) seven (7) calendar months after such termination of employment; or (ii) the remainder of its term. Upon exercise of any Option subsequent to a Change of Control, the Optionee shall be entitled to receive the securities or other such consideration he would have been entitled to receive had he been entitled to exercise, and had he exercised, such Option immediately prior to such Change of Control.

     (f) Notwithstanding the provisions of Section I 1 (b) hereof, each Option granted on or after February 14, 1990 and outstanding for at least one hundred eighty (180) days during any fiscal year of the Company, commencing with the fiscal year ended December 31, 1990, shall immediately become exercisable in full by the holder thereof upon a determination that the Company has met one hundred percent (100%) of budgeted Income Before Income Taxes for such fiscal year. Such budgeted Income Before Income Taxes shall be as set annually by the Board in connection with the adoption of the Company's budget for each fiscal year, and the determination that the Company has met one hundred percent (100%) of such budgeted Income Before Income Taxes shall be based upon the Company's audited financial statements for such fiscal year, with the date of such determination being the date of certification of such financial statements by the independent accountants for the Company.

Section 12.  Payment

     Payment of the purchase price for shares purchased under Options must be made in full by certified or bank cashier's check, or such other method as is authorized by the Committee, including but not limited to, the tender of previously held shares and broker-assisted "cashless" exercises.

Section 13.  Nontransferability

     An Option may not be transferred except by will or the laws of descent and distribution. The exercise of any Option so transferred shall be subject to the terms of this Plan.

Section 14.  Purchase for Investment: Compliance with Securities Laws

     Each Optionee and each other person who shall exercise an Option shall acknowledge, represent, and agree, as the case may be, that:

     (a) The Company shall not be obligated to transfer Common Stock pursuant to the exercise of an Option unless the exercise of such Option and the transfer of such Common Stock shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and applicable state securities laws;

     (b) The Company shall be entitled to rely upon an opinion of counsel selected by the Company as to whether any such transfer would be lawful;

     (c) All Common Stock purchased pursuant to an Option is being purchased for investment and not with a view to the distribution or resale thereof; and

     (d) Common Stock purchased pursuant to an Option will not be sold, assigned, or transferred except in compliance with applicable federal and state securities laws.

Section 15.  Adjustment of Shares

     In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Internal Revenue Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of shares of Common Stock which may be delivered under the Plan, and in the number and class of and/or price of shares of Common Stock subject to outstanding Options granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of shares subject to any Option shall always be a whole number.

Section 16.  Registration or Qualification of Shares

     Notwithstanding anything herein to the contrary, no Option granted hereunder may be exercised, and no shares shall be issued with respect to an Option, unless at the time of exercise either (A) (i) a registration statement has been filed with the Securities and Exchange Commission which has become effective with respect to the shares subject to the Option; (ii) appropriate registration or qualification has been effected under applicable state securities laws; (iii) the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law and the requirements of any stock exchange upon which the shares may then be listed; or (B) the Committee shall have determined, based upon the advice of counsel, that an exemption from registration shall be available with respect to the issuance of shares subject to an Option, and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law. Any such exercise of an Option and the issuance of shares with respect thereto shall be further subject to the approval of counsel for the Company with respect to such compliance.

Section 17.  Withholding Tax

     The Company may make such provisions as it may deem appropriate for the withholding of any taxes which the Company determines it is required to withhold in connection with the grant or exercise of any Option or the disposition of any Common Stock acquired pursuant to the exercise of an Option, and may authorize Optionees to satisfy such withholding obligations by having the Company withhold the number of shares of Common Stock under Option necessary to satisfy all or part of the withholding liability.

Section 18.  Suspension, Amendment, or Termination of Plan

     The Board shall have the right, at any time, to suspend, amend, or terminate the Plan; provided, however, that unless duly approved by the holders of a majority of the Common Stock of the Company, no amendment shall increase the total number of shares that shall be subject to the Plan; and, provided further, that no termination of the Plan or action by the Board amending or suspending the Plan shall affect or impair the rights of an Optionee under any Option previously granted and still outstanding under the Plan, except as otherwise provided herein. No Option may be granted under the Plan during any suspension thereof or after the termination thereof.

Section 19.  Effective Date and Duration of Plan

     This Plan originally became operative and effective on its adoption by the holders of a majority of the outstanding shares of Common Stock of the Company at the 1985 annual shareholders meeting. The Plan was originally scheduled to terminate on the tenth (10th) anniversary of its effective date. As amended herein, the Plan's duration shall be extended for ten years after the date of adoption of this amended Plan by the Company's shareholders at the 1995 annual shareholders meeting. The termination of this Plan shall not affect or impair the rights of an Optionee under any Option previously granted and still outstanding under the Plan, except as otherwise provided herein.

Section 20.  Nonqualified Options

     Options issued under the Plan may be Incentive Stock Options or nonqualified stock Options. Any other provision of the Plan to the contrary notwithstanding, nonqualified stock options granted hereunder shall be subject to such terms and conditions and be exercisable at such price as the Committee, in its sole discretion, determines to be appropriate; provided, however, that each such nonqualified Option shall clearly be identified as such. No subsequent determination that an Option granted hereunder which is intended to be an Incentive Stock Option fails to qualify as such shall affect the validity or enforceability of such Option, which shall be considered a validly issued nonqualified Option. To the extent any Option granted hereunder as an Incentive Stock Option exceeds the limit set forth in the first sentence of Section 10 hereof, such Option shall be bifurcated, and as to the number of shares, the aggregate price of which would not exceed such limit, the Option shall be considered an Incentive Stock Option, and as to the excess, such Option shall be considered a nonqualified Option.

Section 21.  Successors

     All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Section 22.  Governing Law

     To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.




                              CERTAIN TRANSACTIONS

See "Compensation Committee Interlocks and Insider Participation" for a discussion of Certain Transactions.


            2. PROPOSAL TO AMEND AND RESTATE THE MORGAN PRODUCTS LTD.
                        1990 INCENTIVE STOCK OPTION PLAN

     In June 1985, the Company's Board of Directors and stockholders approved the Incentive Stock Option Plan (referred to in this section of the proxy as the "Plan") which was amended in 1990. Pursuant to the Plan, incentive stock options which meet the requirements of Section 422 of the Code and nonqualified stock options may be granted. The total number of shares of Common Stock which were originally authorized for grant under options under the Plan was 750,000 (103,200 of which have been exercised since 1985). The 1985 Stock Option Plan will expire in June, 1995 and will be replaced with a new Stock Option Plan ("the Stock Option Plan"). This amendment to the Plan seeks shareholder approval of an additional authorization to grant one hundred fifty thousand ( 150,000) shares of Common Stock under options. Any unused shares under the original authorization of seven hundred fifty thousand (750,000) shares shall also remain available for grant under the Plan. In addition, any shares under options which expire, terminate, lapse, or are forfeited (whether pursuant to options granted under the original share authorization or this 1995 additional share authorization) shall once again be available for grant under the Plan.

     All salaried employees of the Company (currently approximately 500 individuals) are eligible to receive grants of options under the Plan, including all named executive officers appearing within this proxy statement. Members of the Board of Directors who are not employees are not eligible to participate in the Plan. As of the date of this proxy statement, neither the individuals who are to receive options, nor the number of shares under option that will be granted to any individual or group of individuals have been determined.

     Full payment for shares purchased upon exercise of an option, along with payment of any required tax withholding, must be made at the time of exercise. This amendment to the Plan allows the Compensation Committee to authorize the surrender of previously held shares and the use of a broker-assisted. "cashless" exercises, to satisfy the exercise price.

     This amendment to the Plan clarifies that the Plan will be administered by a committee of members of the Board of Directors, all of whom are "disinterested administrators" as defined under Rule 16b of the Securities Exchange Act of 1934. The Plan shall be administered by the Compensation Committee (the "Committee"). The Committee has sole discretion to determine, subject to the express provisions of the Plan, the employees to whom options are granted, the terms and conditions of such options. whether the options will be incentive stock options or nonqualified stock options, the time or times at which options are granted, the option price of the options (which, pursuant to this amendment, must at least equal the fair market value of Company stock on the date the option is granted), when such options are exercisable (provided that the maximum life of an option is ten years and one day), and the number of shares covered by such options.

     No option may be granted to an employee if the sum of the number of shares of Common Stock subject to the option, plus the number of shares owned directly or indirectly by the employee as of the date the option is granted exceeds 3% of the issued and outstanding Common Stock as of such date.

     The Plan provides that each option granted on or after February 14, 1990 and outstanding as of the time of a Change of Control shall, effective as of the effective date of such Change of Control, become exercisable in full for the remainder of its term; provided, however, in the event the optionee's employment with the Company (or any successor company) is terminated after a Change of Control, such option granted on or after February 14, 1990 shall remain exercisable for a period equal to the lesser of (i) seven (7) calendar months after such termination of employment or (ii) the remainder of its term. Upon exercise of any option subsequent to a Change of Control, the optionee shall be entitled to receive the securities or other consideration he would have been entitled to receive had he been entitled to exercise, and had he exercised, such option immediately prior to such Change of Control.

     This amendment revises the definition of events which will be deemed to constitute a Change in Control. Under the amended definition, a Change in Control will be deemed to exist if: (i) at least 35% of the shares of Common Stock are acquired by one individual or entity, or are redeemed by the Company,
(ii) at least 51 % of the Company's assets are purchased by one individual or entity; (iii) a majority of the members of the Board of Directors are replaced;
(iv) the Company is merged or consolidated with another company; or (v) any substantially equivalent event which is deemed by the Board of Directors to constitute a change in management or control occurs.

     The Plan provides that each option granted on or after February 14, 1990 and outstanding for at least 180 days during any fiscal year of the Company shall also become exercisable in full by the holder thereof upon a determination that the Company has met 100% of budgeted Income Before Income Taxes for such fiscal year. Such budgeted Income Before Income Taxes shall be as set annually by the Board of Directors in connection with the adoption of the Company's annual budget.

     This amendment to the Plan provides that the per share purchase price of the Common Stock under each stock option must be at least equal to the fair market value of Company stock on the date of grant. With respect to incentive stock options, the aggregate fair market value (determined as of the date the option is granted) of the Common Stock with respect to which such options are exercisable for the first time by any one employee in any one calendar year may not exceed $100,000. This amendment to the Plan preserves the ability to qualify for full tax deductibility in connection with option exercises (under Internal Revenue Code Section 162(m)) by adding the restriction that the total number of shares which may be granted to any one optionee in any calendar year is seventy-five thousand.

     This amendment provides that the Committee shall determine, with respect to each grant of options, how the options may be exercised following employment termination. This amendment also extends the term of the Plan until May 16, 2005, clarifies that successors to the business of the Company shall remain subject to liabilities under the Plan, and makes several other minor revisions necessary to satisfy various technical requirements.

     The shares of Common stock available for purchase under the Plan are the Company's Common Stock, par value $0.10, and on March 1, 1995, the closing price of Common Stock was $6.13.

     Federal Income Tax Consequences

     The following is a general description of Federal income tax consequences to participants and the Company relating to nonqualified and incentive stock options that may be granted under the Plan. This discussion does not purport to cover all tax consequences relating to stock options.

     An optionee will not recognize income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the Company's Common Stock on the date the option is exercised over the option price for such stock. The tax basis of the option stock in the hand of the optionee will equal the option price for the stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the stock will commence on the day the option is exercised. An optionee who sells option stock will recognize capital gain or loss measured by the difference between the tax basis of the stock and the amount realized on the sale. Such gain or loss will be long term if the stock is held for more than one year after exercise. The Company will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

     An optionee will not recognize income upon the grant of an incentive stock option to purchase shares of the Company Common Stock, and will not recognize income upon exercise of the option, provided such optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise (or one year prior to exercise in the event of death or disability). Generally, the amount by which the fair market value of the Company's Common Stock on the date of exercise exceeds the option price will be includable in alternative minimum taxable income for purposes of determining alternative minimum tax and such amount will be added to the tax basis of such stock for purposes of determining alternative minimum taxable income in the year the stock is sold. Where an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sales price and the option price. An optionee who sells such shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between
(a) the option price and the fair market value of such shares on the date of exercise or (b) the option price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. The Company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

     If, as a result of a Change in Control event, a participant's options become immediately exercisable, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a "parachute payment" under Section 28OG of the Code. In such case, the participant may be subject to a 20% nondeductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

     Notwithstanding any of the foregoing discussion with respect to the deductibility of compensation under the Plan, Section 162(m) would render nondeductible to the Company certain compensation in excess of $1,000,000 in any year to certain executive officers of the Company, unless such excess compensation is "performance based" (as defined) or is otherwise exempt from
Section 162(m). The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan, and a requirement that shareholders approve a maximum number of shares which may be granted to any one optionee within a given period of time (this requirement is satisfied pursuant to one of the amendments to the Plan, described above). Stock options that may be granted under the Plan are intended to qualify for the exception for performance-based compensation under Section 162(m).

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF THE MORGAN PRODUCTS LTD. 1990 INCENTIVE STOCK OPTION PLAN AS DESCRIBED IN THIS PROXY STATEMENT.

                        3. INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Price Waterhouse LLP, independent accountants, to examine the financial statements of the Company for the fiscal year ending December 31, 1995. In accordance with a resolution of the Board of Directors, this selection is being presented to the stockholders for ratification at the Meeting.

     A representative of Price Waterhouse LLP will attend the Meeting and will be available to respond to appropriate questions; however, no statement shall be made by such representative on behalf of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.

                     ANNUAL REPORT AND FINANCIAL INFORMATION

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1994 as filed with the Securities and Exchange Commission will be furnished without charge (except for exhibits) to orders upon written request sent to Investor Relations, Morgan Products Ltd, 469 McLaws Circle, Williamsburg, Virginia 23185.